Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

FORM S-4

(Form Type)

ConnectM Technology Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Securities Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be paid	Equity	Common Stock, par value $0.0001 per share	457(c)	51,666,622	$1.13(2)	$58,383,282.86	0.0001531	$8,938.48
		Common Stock, par value $0.0001 per share, underlying Private Warrants, exercise price of $11.50 per share	457(o)	3,040,000	$11.50(3)	$34,960,000	0.0001531	$5,352.38
		Warrants sold to certain of the Selling Security Holders as part of the private units sold in the private placement offering that occurred simultaneously with the IPO	457(i)	3,040,000
		Warrants that were issued to certain of the Selling Security Holders when they converted certain loans to the Company into warrants to purchase from the Company shares of Common Stock at the price of $11.50 per share	457(i)	750,000
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$93,343,282.86		$14,290.86
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Total Fee Due							$14,290.86

(1)	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2)	Based on the average of the high and low price of the Registrant’s Common Stock on the Nasdaq on January 8, 2024.
(3)	The price per share used to obtain the maximum offering amount of such common stock for the purpose of calculating the registration fee was the exercise price per share underlying each of such warrants ($11.50) on the date hereof.